                                                     EXHIBIT A

                                              FRONTIER AIRLINES, INC.
                                              a Colorado corporation
                                                  (the "Company")

                                              Audit Committee Charter
                                        Amended and Restated as of May 27, 2004

Purpose

The Audit Committee is created by the Board of Directors of the Company to:

o        assist the Board in its oversight of

         o        the integrity of the financial statements of the Company;
         o        the qualifications, independence and performance of the Company's independent auditors;
         o        the performance of the Company's internal audit function; and
         o        compliance by the Company with legal and regulatory requirements;

o        prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Membership

The Audit Committee shall consist of at least three members, comprised solely of independent directors meeting the independence and experience requirements of the NASDAQ Stock Market, Inc.  and the Securities and Exchange
Commission The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Audit
Committee annually and as vacancies or newly created positions occur.  The Board shall appoint Audit Committee members and the Board may remove a committee member at any time.  The Nominating and Corporate Governance Committee will recommend to the Board, and the Board will designate, the Chair of the Audit Committee.

Authority and Responsibilities

In addition to any other responsibilities that may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters.

External Audit

The Audit Committee has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors of the Company, including sole authority to approve all audit engagement fees and terms and permissible non-audit services the independent auditors provide.  The independent auditor must report directly to the Audit
Committee.  The Audit Committee shall pre-approve the audit services and non-audit services the Company's independent auditors provide, pursuant to pre-approval policies and procedures the Audit Committee may establish.  The Audit
Committee may consult with management in the decision making process, but may not delegate this authority to management.
The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members, provided that these designees present any approvals to the full Audit Committee at the next Audit Committee meeting.

The Audit Committee shall review and approve the scope and staffing of the independent auditors' annual audit plan(s).

The Audit Committee shall evaluate the independent auditors' qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board on at least an annual basis.  As part of such evaluation, at least annually, the Audit Committee shall:

         o        obtain and review a report or reports from the Company's independent auditors:

                  o        describing the independent auditors' internal quality-control procedures;
                  o        describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;
                  o        describing all relationships between the independent auditors and the Company consistent with
                           Independence Standards Board Standard No. 1 and
                  o        assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

         o        review and evaluate the senior members of the independent auditor team(s), particularly the partners on the audit engagement teams;

         o        assure the regular rotation of the lead audit partner in accordance with Section 10A(j) of the Securities
                  Exchange Act of 1934;  and

         o        obtain the opinion of management and the internal auditors of the independent auditors' performance.

The Audit Committee shall establish policies for the Company's hiring of current or former employees of the independent auditors consistent with applicable law and regulations.

Internal Audit

At least annually, the Audit Committee must evaluate the performance, responsibilities, budget and staffing of the
Company's internal audit function and review the internal audit plan.  This evaluation must include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditors. At least quarterly, the audit Committee must receive from the officer responsible for the internal audit a progress report on the internal audit plan.

At least annually, the Audit Committee must evaluate the performance of the senior officer or officers responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of the officer or officers.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

The Audit Committee must review with management, the internal auditors and the independent auditors, in separate meetings if the Audit Committee deems it appropriate:

         o        the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form
                  10-K;

         o        the quarterly financial statements, including the Company's disclosures under "Management's Discussion and
                  Analysis of Financial Condition and Results of Operations", prior to the filing of the Company's Form 10-Q;

         o        any analyses or other written communications prepared by management, the internal auditors or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

         o        the critical accounting policies and practices of the Company;

         o        related-party transactions and off-balance sheet transactions and structures;

         o        any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

         o        the Company's practices with respect to the use of non-GAAP financial information in its public disclosures;
                  and

         o        regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

The Audit Committee shall review, in conjunction with management, the Company's policies generally with respect to the
Company's earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type and presentation of information to be disclosed and paying particular attention to the use of non-GAAP financial information.

The Chair of the Audit Committee may review any of the Company's financial information and earnings guidance provided to analysts and ratings agencies and any of the Company's other financial disclosure, including earnings press releases, as the
Chair deems appropriate.

The Audit Committee shall, together with the CEO and CFO of the Company, review the Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management's response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to
Statement on Auditing Standards No. 61, as amended, such as:

         o        any restrictions on the scope of the independent auditors' activities or access to requested information;
         o        any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise);
         o        any communications between the audit team and the audit firm's national office regarding auditing or accounting issues presented by the engagement;
         o        any management or internal control letter issued, or proposed to be issued, by the auditors; and
         o        any significant disagreements between the Company's management and the independent auditors.

The Audit Committee has sole authority over the resolution of any disagreements between management and the independent auditor regarding the Company's financial reporting.

The Audit Committee shall review the Company's policies and practices with respect to risk assessment and risk management, including discussing with management the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures.

The Audit Committee shall establish procedures for:

         o        the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and
         o        the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

The Audit Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Reporting to the Board

The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company's independent auditors, the performance of the internal audit function, any funding requirements for the outside auditors, Audit Committee and any advisors retained by the Audit Committee to assist it in its responsibilities and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

At least annually, the Audit Committee shall evaluate its own performance and report to the Board on such evaluation.

The Audit Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee.

The Audit Committee shall periodically review the Company's policies with respect to legal compliance, conflicts of interest and ethical conduct, including the Company's Code of Business Conduct and Ethics and the operation of the Company's
Nominating and Governance Committee, and recommend any proposed changes in ethics or compliance procedures to the Board.

Procedures

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but at least each quarter.  The Chair of the Audit Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

The Audit Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

The Audit Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee.  The Company shall provide funding, as determined by the Audit
Committee, for payment of compensation to the independent auditors, as well as for any independent advisors or administrative support the Audit Committee employs.

The Audit Committee may delegate its authority to subcommittees or the Chair of the Audit Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee's Role

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP.  This is the responsibility of management and the independent auditors.

Furthermore, while the Audit Committee is responsible for reviewing the Company's policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company's exposure to risk.